SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                         Date of Report: January 2, 2004

                Date of earliest event reported: January 1, 2004



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499

Maine & Maritimes Corporation


Item 12.  Results of Operations and Financial Condition

                         Interim Report to Stockholders
                                 January 1, 2004

This Interim Report to Stockholders presents consolidated financial results for Maine & Maritimes Corporation and its subsidiaries, Maine Public Service Company
(MPS), Energy Atlantic, LLC (EA), Maine & Maritimes Energy Services Company (MAMES) and its Canadian subsidiary, Maricor Ltd., and Maine Public Service Company's subsidiary, Maine & New Brunswick Electrical Power Company, Limited, through the eleven months ended November 30, 2003.

                                  Introduction

     Only through dependable and adequate energy can Americans continue to enjoy our high standard of living. Regardless of political affiliation, it has never been more critical that the United States and Canada adopt a comprehensive and sustainable energy policy that strikes a sound balance among energy infrastructure investments, exploration, and environmental preservation. As individuals, investors, and businesses, we have a significant stake in the successful passage of a rational energy policy that addresses today's needs, while building a sustainable energy future that ensures the protection of our environment. Achieving these lofty, but essential goals will require national legislation and increased international cooperation between the United States and our neighboring countries. It seems clear that individual states or provinces and their "go-it-alone" energy and environmental policies cannot achieve the goals of energy independence and a quality environment. With business operations in the United States and Canada, and headquartered only minutes away from the Canadian border, Maine & Maritimes Corporation lives the reality that the United States and Canada are intrinsically linked both economically and environmentally, particularly from an energy perspective.

     We urge you to contact your congressional delegation and request their expeditious passage of a balanced energy policy that addresses the need for energy conservation, asset lifecycle management, improved energy infrastructure, modernization of regulations, increased exploration, and a focus on emissions reductions. While addressing energy and environmental issues is imperative, we are also critically aware of our nation's declining infrastructure and the rapidly increasing costs of deferred maintenance of public infrastructure. Our schools, universities, hospitals, and other government facilities are reaching a point in their lifecycle where we must implement strategic investments to extend and enhance such infrastructures' useful life. A recent report by the American Society of Civil Engineers entitled the "Report Card for America's Infrastructure," estimated the immediate need for a $1.3 trillion investment to bring public infrastructure conditions to acceptable levels. Due to the interrelated nature of energy, the environment and our economy, we urge U.S. President George W. Bush and Canadian Prime Minister Paul Martin to increase and improve their collaborative efforts to address energy, environmental, and infrastructure issues that continue to impact our respective nations' economic health and interdependence.

     Maine & Maritimes Corporation's overall growth strategy is highly focused on aligning our products and services with public policies and the need to address energy, environmental, and infrastructure issues within the northeast United States and Atlantic Canada. During the fourth quarter, we began implementation of our growth strategy, forming Maine & Maritimes Energy Services in the United States and its subsidiary Maricor Ltd. in Canada. Our new subsidiaries' business model will bring both economic and correlated social values to the marketplace through a unique, integrated approach to a number of the most pressing issues of our time, providing significant opportunity to create shareholder value. We have and continue to assemble a leading team of energy and engineering talent with significant start-up and major national and international experiences, combining their expertise with our first strategic acquisition, Eastcan Consultants, Inc. (Eastcan). Headquartered in Moncton, New

Brunswick with offices in Saint John, New Brunswick, Eastcan is a leading regional mechanical and electrical engineering firm with approximately twenty-five years experience in the Atlantic Canada region. While they will continue to offer fee-for-service engineering services, their expertise serves as a fundamental basis for the implementation of a broader and higher margin value proposition addressing energy efficiency, energy reliability, lifecycle asset management and emissions reductions.


     In addition to these strategic initiatives, we have partnered with Delinea Corporation, a software company headquartered in Dallas, Texas, and acquired the exclusive rights to use, market, and sell what we believe to be one of the leading asset lifecycle management software systems within our target market sectors. By combining our energy efficiency, mechanical and electrical engineering, emissions reductions and lifecycle asset planning expertise with these software systems, we are confident that our offerings will be met with significant receptivity within our target market sectors and geographies, leveraging public policies to improve the economic and environmental performance of schools, universities, hospitals and other public infrastructure. We believe our growth strategy for Maine & Maritimes Energy Services and Maricor Ltd. is realistic and conservative. As we grow these new enterprises, we are focused on profitability, ensuring we grow with and not ahead of the market. We maintain a fundamental belief that market share is an empty promise without positive financial performance.

     Although this aspect of our growth strategy is a major step in our corporate transition to create additional shareholder value, we continue to evaluate other business opportunities, particularly related to other regulated utilities. Management believes we are on-target and on-schedule with the execution of our comprehensive, yet conservative, growth strategy. Our focus has been, and continues to be, the creation of shareholder value, recognizing our need to serve as effective stewards increasing the overall value and return on shareholders' investments in Maine & Maritimes Corporation.

     The announcement of Maine & Maritimes Energy Services, Maricor Ltd., and the acquisition of Eastcan were made in the form of a webcast, as well as through press releases and a Securities Exchange Commission (SEC) 8-K filing, all of which can be accessed on our corporate website at www.maineandmaritimes.com, in the Investor Relations section.

                                        Highlights
                             Eleven Months Ended November 30,

(Dollars in Thousands
Except  Per Share Amounts)                             2003                         2002
                                                 MWH          Dollars        MWH        Dollars
                                                 --------------------        ------------------
Revenues:
  Maine Public Service
   -  Retail                                     491,794     $27,325       480,941        $ 26,326
   -  Other                                          --          864           --            1,749
  Energy Atlantic
   -  Competitive Energy Supplier                103,770       5,657       136,008           6,256
   -  Standard Offer Margin                          --           --       781,346           5,976
                                                     ---          ---      -------           -----

Total Revenues                                   595,564     $33,846     1,398,295        $ 40,307
                                                 -------    --------     ---------        --------

Net Income Available
for Common Stock                                            $  2,462                     $   6,813

Core T&D                                                        2.11                          2.05
Maine & Maritimes Corporation                                  (0.50)                           --
Energy Atlantic                                                (0.05)                         2.28
                                                               ------                         ----

Earnings Per Share                                         $    1.56                    $     4.33


                 Maine & Maritimes Corporation and Subsidiaries
              Condensed Consolidated Income Statements (Unaudited)

(Dollars in Thousands                                          Eleven Months Ended
Except Per Share Amounts)                                          November 30,
                                                                  ------------
Eleven Months Ended
                                                           2003            2002
-------------------------------------------------------------------------------
Operating Revenues                                         $33,846         $40,307

Operating Expenses
    Energy Supply                                           6,788            6,271
    T&D Operation and Maintenance                          10,969           11,023
    Depreciation and Amortization                           2,626            2,416
    Amortization of Stranded Costs                          8,195            8,006
    Federal, State, Local, and Other Taxes                  2,532            5,476
                                                            -----            -----

Operating Income                                            2,736            7,115
    Other Income (Loss)                                       (54)             197
                                                              ----             ---

Income Before Interest Charges                              2,682            7,312
    Interest Charges                                          220              499
                                                              ----             ---
Net Income Available for Common Stock                     $ 2,462         $  6,813
                                                          -------         --------

Earnings Per Share of Common Stock                       $   1.56        $    4.33

 Average Shares Outstanding (000's)                         1,575            1,574

                 Maine & Maritimes Corporation and Subsidiaries
                      Condensed Balance Sheets (Unaudited)

                  (Dollars in Thousands)                                         November 30,
                                                                           2003             2002
                                     Assets

                  Net Utility Plant & Investments                      $  53,035           $ 51,875
                  Current Assets                                          12,955             16,138
                  Regulatory Assets                                       65,971             67,879
                  Other                                                    3,796              5,529
                                                                          ------              -----

                                                                        $135,757           $141,421

                         Capitalization and Liabilities

                  Total Common Equity                                   $ 46,754          $ 47,297
                  Long-Term Debt                                          29,975            31,340
                  Total Capitalization                                    76,729            78,637
                  Current Liabilities                                     11,013            13,897
                  Maine Yankee Decommissioning                            19,520            22,402
                  Deferred Credits and
                  Income Taxes                                            28,237            25,628
                  Gain on Asset Sale                                          --               729
                  Other                                                      258               128
                                                                     -----------          --------

                                                                        $135,757          $141,421


                              Maine Public Service
                                     Company

     During 2003, our key strategic themes for Maine Public Service Company
(MPS), our regulated transmission and distribution company, have focused on improved asset management and improved productivity. These strategic themes include reductions in our year-to-year transmission and distribution capital expenditures, improved business processes to increase productivity, and enhanced technology integration to improve quality of service, reliability and costs. As a result, during 2003, we made significant investments in automated meter reading, with approximately one-third of all meters now being read remotely. We invested in specialized rolling stock to improve our in-the-field asset management practices, increasing productivity and reducing the manpower required to undertake aggressive real-time inspections of transmission assets. As part of our migration to an integrated asset management operating strategy, we have begun the installation of an Oracle-based "Utility Enterprise Management (UEM)" system. MPS has signed a multi-year agreement with Delinea Corporation for implementation of their UEM solution, which includes applications for back-office, field office, and front office processes. The e-based UEM solution provides a number of advantages including improved financial processes, improved customer service, enhanced work order management, lower technology risks, and scalability without major capital investment. Equally as important, the UEM solution will facilitate our continuing compliance with the Sarbanes-Oxley Act of 2002, including complete documentation of our financial business processes as required by Section 404 of that Act.

     Given the lagging economic nature of our service area, we recognize that our long-term strategy for MPS must go beyond cost reductions and improved productivity. As a result, we have developed and are implementing one of the most aggressive economic development initiatives in the history of the State of Maine. Aroostook County is making significant progress in their organizational and economic development efforts. MPS has taken a lead role, partnering with the Northern Maine Development Commission in developing this new concept and promoting private sector involvement and leadership to regionalize economic development. We are highly encouraged by the private sector's response to this initiative and are encouraged that it can and will result in increased economic activities within our service area.

                                Regulatory Update

     Regulatory activities continue to dominate much of management's attention. The following represents an update of regulatory activities since our last interim report.

o      Update on Alternative Rate Plan (ARP) - MPUC Docket No. 2003-85

     In our previous interim report, we announced that effective October 1, 2003, MPS would increase the distribution component of its electric delivery rate by 6.23% for a total increase in its electric delivery rate of 3.44%, for a total revenue increase of $940,000. During the compliance filing phase of this proceeding, an issue arose concerning the calculation of rate sheets and the corresponding distribution and transmission revenues. A Supplemental Stipulation in this case was entered into and filed with the Maine Public Utilities Commission (MPUC) on October 17, 2003, correcting the allocation of revenues between distribution and transmission, and resulting in an overall revenue increase of $1,226,000. The Supplemental Stipulation was approved by the Commission on October 24, 2003. The new rates became effective on November 1, 2003. A copy of the Stipulation and the Order approving the increase may be viewed on the MPUC website at http://www.state.me.us/mpuc/. MPS plans to withdraw the remaining issues related to the ARP no later than December 31, 2003.



o      2003 Open Access Transmission Tariff (OATT) Filing

     The Company has reached a settlement in principle with the parties that have intervened in the Company's Federal Energy Regulatory Commission (FERC) 2003 OATT Formula Rate Filing. The initial notification for the 2003 filing was filed with the FERC on March 31, 2003. In its 2003 OATT filing, MPS provided the proposed changes to its OATT Formula Rate to the intervening parties and FERC staff. The Company's new OATT formula and settlement agreement is in the process of being documented and finalized. MPS is hopeful that a final order will be reached during December 2003. MPS expects that the FERC will approve an overall transmission rate increase; however, MPS cannot predict the exact outcome or timing of any decision or ruling by FERC regarding this filing.

o      Stranded Cost Filing - MPUC Docket No. 2003-666

     MPS's current Stranded Cost charges, in effect today, will end February 29, 2004. MPS filed its Stranded Cost filing on October 22, 2003. This filing will cover the twenty-four month period from March 1, 2004 through February 28, 2006. Discovery in this case is ongoing and MPS expects the proceeding to conclude by March 1, 2004. At this time, MPS does not anticipate any material changes to its stranded cost revenue requirements in this proceeding; however, MPS cannot predict the exact outcome or timing of any decision or ruling by the MPUC regarding this filing.

o Wholesale Standard Offer - MPUC Docket No. 2003-679 and Sale of Capacity and Energy Available from Wheelabrator-Sherman Energy Company

As previously reported, on September 16, 2003, the MPUC issued an Order Regarding Standard Offer Process For Maine Public Service Company (Docket No. 2003-670) to resolve all issues regarding the upcoming Standard Offer solicitation for all customer classes in MPS's service territory. Pursuant to Maine's Electric Restructuring Act, the MPUC administers periodic bid processes to select providers of Standard Offer Service (SOS). The current SOS provider arrangement for all three sets of customer classes in MPS's service territory terminates on February 29, 2004. Accordingly, the MPUC solicited bids for MPS SOS customers beginning March 1, 2004. WPS ESI was awarded the Standard Offer for all customer classes for the period March 1, 2004 through February 28, 2006, as well as the entitlement to capacity and energy from W-S, located in Sherman, Maine, for the term beginning March 1, 2004, through the expiration of the W-S contract in December 2006. The bid solicitation can be viewed at http://www.mainepublicservice.com.

o      WPS VAR Capacity Charge - FERC Docket No. ER03-689

     MPS filed its testimony on this case on October 17, 2003. While this charge has no direct effect on shareholders, the Company and other parties intervening in the matter believe that the charge sought by WPS Canada Generation, Inc.
(WPS) is not justified and is, therefore, contesting the issue. In the event that WPS is successful in obtaining FERC approval for this charge, the Company, as a precautionary measure, included the pass-through of this charge in its settlement proposal in its FERC OATT case described above.

     Since the last reporting period, MPS has begun efforts to develop additional transmission interfaces with NB Power of Canada. These new transmission assets will increase both total and available transmission capacity and improve the Company's interconnection with Canada. The timing and actual construction of these transmission lines will depend, in part, on NB Power's project timing, and our respective abilities to obtain sufficient financing and applicable regulatory approvals. Management believes these lines are critical for continuing energy reliability for MPS's service area as the Province of New Brunswick continues to deregulate and disaggregate its provincial electric utility during 2004.

                                Maine & Maritimes
                                   Corporation
Financial Update

     Earnings through November 30, 2003, decreased from 2002 due to unusual one-time earnings associated with Energy Atlantic, LLC's (EA) settlement of its Standard Offer Service within Central Maine Power Company's (CMP) service area during the previous year. However, earnings through November 30, 2003, exceeded managements' internal expectations. Our recognition of MPS's declining earnings, as a result of increasing costs associated with employee benefits, insurances, regulatory and other costs, were the basis upon which MPS filed for a distribution rate increase. Additionally, costs were incurred as a result of our formation of a holding company, two new subsidiaries and our acquisition of Eastcan, a Canadian engineering company. During 2003, the Company has successfully offset a significant portion of increased costs, including those associated with the formation of Maine & Maritimes Corporation. Cost savings have been achieved through workforce reduction, structural cost savings initiatives, such as the in-sourcing of vegetation management and implementation of an enterprise-wide focus on financial management. While the Company's overall earnings decreased from the same period in 2002, MPS's contribution to total earnings increased as described in the following:

o    Dividend

During the Maine & Maritimes Corporation's Board of Directors meeting held on December 5, 2003, the Board of Directors declared a quarterly dividend of $0.38 per share on its Common Stock. The common dividend is payable January 1, 2004, to shareholders of record as of December 18, 2003. The increase in the dividend is based on the Company's performance exceeding internal management expectations and progress being made relative to the Company's growth strategy. When taking into consideration the increased costs the Company incurred in forming the new holding company, strategic costs associated with implementing the growth strategy, as well as increases in insurances and regulatory costs, the Company's results were above budget. As the Company moves forward, we remain committed to a market competitive dividend and are highly focused on development of a strategic dividend policy that provides competitive yields at a market-based payout rate allowing for improved free cash flow. We believe the continued execution of our growth strategy will facilitate our strategy to increase shareholder value and improve our capacity for growth.

o    Consolidated Earnings

For the eleven months ended November 30, 2003, the Company's earnings were $1.56 per share, based on net income of $2,462,000 and 1,575,000 average shares outstanding. MPS reported earnings per share of $4.33 for the eleven months ended November 30, 2003, based on net income of $6,813,000 and 1,574,000 average shares outstanding. As described in more detail below, the reduction of $2.77 per share is principally attributable to the decline in operating activities for EA, and the costs associated with the formation of the holding company.

As previously reported in filings with the SEC, EA provided SOS to customers in CMP's service area until February 28, 2002, under a two-year agreement approved by the MPUC. In accordance with the MPUC's procedures for awarding SOS, the arrangement in CMP's service area was re-bid and awarded to another competitive service provider. In the third quarter of 2002, EA recognized a one-time final settlement for SOS in CMP's service area with a favorable impact of $1.96 per share. In addition, with the reduction in SOS, EA incurred a loss per share of $0.05 for the eleven months ended November 30, 2003, compared to earnings of $0.32 per share for the same period last year, a reduction in earnings of $0.37 per share. Due to the continuing changes within the wholesale power marketing industry and retail competitive electric supply market, the Company intends to exit the competitive energy provider market during the first part of 2004, either by a sale of EA or a closure of operations.


Shareholders approved the formation of Maine & Maritimes Corporation at the Annual Meeting on May 30, 2003, and operations commenced on July 1, 2003. Anticipated expenses associated with various regulatory approvals and incremental organizational costs associated with the formation of the Company reduced earnings by $0.34 per share for the eleven months ended November 30, 2003. As mentioned previously in this report, the Company formed Maine & Maritimes Energy Services and Maricor Ltd., which purchased Eastcan of Moncton, New Brunswick, Canada, and is investigating the acquisition of additional businesses that fit our strategic goals and objectives. Costs associated with the formation of the new subsidiaries and acquisition of Eastcan reduced earnings per share by $0.16.


Core transmission and distribution earnings for MPS increased by $0.06 per share, contributing earnings per share of $2.11 for the eleven months ended November 30, 2003, compared to earnings per share of $2.05 for the same period in 2002. As mentioned above, transmission and distribution rates to MPS's retail customers increased on November 1, 2003. In the MPUC retail rate order, the MPUC also allowed recovery costs associated with MPS Voluntary Early Retirement Program (VERP), which was instituted and charged to earnings in December 2002. The MPUC retail rate order also allows recovery of these costs over a seven-year period and, therefore, MPS's adjusted 2003 earnings to reflect the approved ratemaking treatment. The adjustment resulting from the MPUC rate order increased earnings by $0.15 per share. In accordance with a Stranded Cost Rate Order from the MPUC during the first quarter of 2002, a portion of the nuclear liability insurance refund for Maine Yankee was recognized, increasing earnings by $0.06 per share in 2002. After adjusting for the impact of the regulatory items, normal operating earnings per share decreased by $0.03. This decrease is primarily attributable to legal, consulting and regulatory expenses associated with distribution, transmission and stranded costs rate filings at the MPUC and FERC, as well as corporate governance and compliance required by the Sarbanes-Oxley Act of 2002. In addition, an increase in depreciation and amortization expenses and a reduction in transmission wheeling revenues also reduced earnings. Partially offsetting these decreases were items increasing earnings attributable to the following: an increase in retail sales of 2.3% due to colder than normal temperatures; an increase in carrying charges on stranded costs; and a decrease in salary and benefits expenses, principally due to the impact of the VERP.

Energy Atlantic, LLC

     EA, a small retail competitive energy provider with seven employees and a subsidiary of Maine & Maritimes Corporation, experienced early success post-deregulation. However, as discussed in previous stockholder reports, there have been significant changes in the wholesale power market industry impacting retail competitive energy providers. Some of these changes include the tightening of credit requirements, decreased power marketing participation, limited liquidity, and the narrowing between wholesale costs and retail standard offer prices, thus reducing margins. As a result, we see limited opportunities with acceptable risks in the competitive electricity supply sector, of which Energy Atlantic is a participant. Therefore, at this time, we do not foresee a long-term strategic fit with EA in our organization's overall business strategy. While EA will continue to fulfill its existing customer contracts, which expire March 1, 2004, management has decided to exit the retail competitive energy provider market and is pursuing the possible sale of the subsidiary. Should we be unsuccessful in attracting a buyer, management will close the company and cease operations during late first quarter or early second quarter, 2004.

             Maine & Maritimes Corporation Wins 2003 EEI Index Award
         For Outstanding Five-Year Stock Results For Small Cap Companies

     In recognition of its creation of shareholder value, the Edison Electric Institute has awarded Maine & Maritimes Corporation its 2003 Stock Index of Shareholder-Owned Electric Utilities Award for the small market capitalization category. This award marks the second consecutive year that the Company has won the prestigious EEI award. For the five-year period ending September 30, 2003, Maine & Maritimes Corporation achieved the best performance in the EEI Index small-cap category with a return of 226.3 percent. The EEI Index is a peer-group index that values total return on each electric utility over a five-year period, thus providing a benchmark for long-term stock performance.

                                               Sincerely,



                                               J. Nicholas Bayne
                                               President and CEO

Questions Should Be Directed To:

Annette N. Arribas
Director of Investor Relations
Maine & Maritimes Corporation
PO Box 789
Presque Isle, ME  04769-0789
Toll-free in US & Canada:  (877) 272-1523
E-Mail:  aarribas@maineandmaritimes.com
http://www.maineandmaritimes.com


AMEX Ticker Symbol:  MAM


         The unaudited consolidated Balance Sheets, Income Statements, and the information presented in this newsletter should be read in conjunction with the 2002 MPS Annual Report, an integral part of the 2002 MPS Form 10-K, and the MPS 10-Q filed for the quarter ended September 30, 2003. The Company's significant accounting policies, which are the same as those of MPS, are described in the

Notes to Consolidated Financial Statements of the MPS Annual Report filed with the MPS Form 10-K. For interim reporting purposes, these same accounting policies are followed.

Cautionary Statement Regarding Forward-Looking Information:

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. The Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of the Company; accordingly, there can be no assurance that such indicated results or events will be realized or will occur.

The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine Public Service Company's 10-K for the year ended December 31, 2002, and subsequent securities filings by MPS and the Company, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which the Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by the Company or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to the Company or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: January 2, 2004

By: /s/ J. Nicholas Bayne

J. Nicholas Bayne, President & CEO